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                                                                   EXHIBIT 23.2


                                    CONSENT

         H.J. Gruy and Associates, Inc. hereby consents to references to H.J. Gruy and Associates, Inc. as expert and to its reserve reports and to information depicted in the Annual Report on Form 10-K for the year ended June 30, 1999 for Queen Sand Resources, Inc., a Delaware corporation, that was derived from our reserve reports, incorporated by reference in (i) the Prospectus constituting a part of the Registration Statement on Form S-3 (No. 333-47577) filed with the Securities and Exchange Commission, (ii) the Prospectus constituting a part of the Registration Statement on Form S-3 (No. 333-61375) filed with the Securities and Exchange Commission, (iii) the Prospectus constituting a part of the Registration Statement on Form S-3 (No. 333-70993) filed with the Securities and Exchange Commission, (iv) the Prospectus constituting a part of the Registration Statement on Form S-3 (No. 333-78001) filed with the Securities and Exchange Commission and (v) the Prospectus constituting a part of the Registration Statement on Form S-8 and the Registration Statement on Form S-8 (No. 333-67951) filed with the Securities and Exchange Commission.


                                        H.J. GRUY AND ASSOCIATES, INC.